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                                                                    EXHIBIT 10.3



                                  PUT AGREEMENT


         THIS PUT AGREEMENT (the "Agreement") is made and entered into as of May 30, 2000, by and between Sonera Holding B.V., a company organized under the laws of the Netherlands ("Sonera") and Powertel, Inc., a Delaware corporation ("Powertel") (Sonera and Powertel are referred to herein individually as a "Party" and collectively as the "Parties").

                                   WITNESSETH:

         WHEREAS, Sonera has subscribed to purchase 7,525 shares, par value US$0.01 per share (the "Shares"), of the Series B preferred stock of Eliska Wireless Ventures I, Inc., a Delaware corporation (the "Company");

         WHEREAS, if Sonera consummates the purchase of the Shares, Sonera desires to have the right to cause Powertel to purchase from Sonera the Shares and all securities issued as a dividend or distribution with respect thereto or in exchange or replacement thereof (collectively, with the Shares, the "Subject Stock") under the terms and conditions set forth herein; and

         WHEREAS, Powertel is willing to purchase the Subject Stock from Sonera on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. PUT OPTION.

         A. For the nine (9) month period beginning on October 1, 2001 and ending on June 30, 2002, Sonera shall have the right, but not the obligation, to sell all, but not less than all, of the Subject Stock to Powertel, and Powertel shall be obligated to purchase the Subject Stock from Sonera for the consideration and upon the terms and conditions set forth in this Agreement (the "Put"). Sonera may exercise the Put only by giving effective written notice thereof (the "Put Exercise Notice") to Powertel on or before June 30, 2002. For the purposes hereof, the effective date of the Put Exercise Notice shall be known as the "Put Notice Date."

         B. From and after the date of this Agreement until the termination hereof, if a transaction or event occurs that would cause Powertel to acquire greater than 50% of the outstanding voting power of the Company (whether by reason of an acquisition of the Company's stock by Powertel, a default under indebtedness, or otherwise), Powertel shall deliver notice of such event to Sonera, and notwithstanding any other provision of this Agreement, and regardless of whether Sonera's Put is otherwise exercisable at the time of such event, within ten


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(10) days after receipt of such notice from Powertel Sonera shall be required to either: (i) exercise its right to require Powertel to purchase the Subject Stock pursuant to the Put, upon the terms set forth in this Agreement; or (ii) irrevocably and forever waive and relinquish all rights to exercise the Put.

         C. In payment for the Subject Stock, at the closing that is held pursuant to Section 1(E) below, Powertel shall deliver to Sonera one million forty-four thousand five hundred sixty-eight (1,044,568) fully paid and nonassessable shares of Powertel's common stock, par value $0.01 per share (the "Powertel Put Shares"). The Parties acknowledge and agree that the Powertel Put Shares will be "restricted securities" as such term is defined in Rule 144 promulgated pursuant to the Securities Act of 1933, and the certificate representing the Powertel Put Shares will bear a restrictive legend to such effect. The number of Powertel Put Shares that is deliverable to Sonera upon exercise of the Put shall be appropriately adjusted to account for any stock split, stock dividend, stock combination exchange, recapitalization or similar transaction involving or relating to the Powertel common stock or Powertel which occurs between the date hereof and the Put Closing (as defined in Section 1(E) hereof).

         D. Powertel agrees that, in the event that a transaction occurs whereby all or substantially all of Powertel's stock or assets are sold or transferred, whether by means of a merger, consolidation, tender offer or otherwise (collectively, a "Change of Control Transaction"), if the Put is exercisable or has been exercised, Powertel shall require as a condition to agreeing to such Change of Control Transaction that this Agreement (including the registration rights granted hereunder) be specifically assumed in writing by the party acquiring Powertel's stock or assets (and by the party which is issuing the consideration in connection with the Change of Control Transaction, if different) and the Put shall thereafter be exercisable for such securities and/or such other property as Sonera would have received if it had held the Powertel Put Shares as of the date of the closing of the Change of Control Transaction (and the securities and/or property for which the Put is thereby exercisable shall be referred to as "Successor Stock" under this Agreement). If, in connection with the Change of Control Transaction, the acquiror provides the holders of Powertel's common stock with an option to choose among various forms of consideration, or various combinations of different types of consideration (each a "Consideration Option"), then the Put shall be exercisable with respect to the Consideration Option that includes the maximum amount of voting securities of the party acquiring Powertel's stock or assets in the Change of Control Transaction; provided, however, that if the securities to be issued to the shareholders of Powertel in the Change of Control Transaction will not be, when issued, listed or quoted on the American Stock Exchange, New York Stock Exchange or Nasdaq National Market System, then Sonera shall have the option to exercise the Put solely in exchange for cash, with the amount of cash to be received to be determined by multiplying the number of shares of Powertel Put Shares by the average per share closing price of such Powertel Put Shares as reported by the Nasdaq National Market System, or any successor exchange or quotation system, for the five (5) trading days immediately prior to the closing of the Change of Control Transaction. Following the closing of a Change of Control Transaction, the number and type of securities that are deliverable to Sonera upon exercise of the Put shall be appropriately adjusted to account for any stock split, stock dividend, stock


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combination, merger, exchange, recapitalization or similar transaction relating to the securities for which the Put is exercisable.

         E. The closing of the purchase of the Subject Stock (or the Successor Stock, as applicable) pursuant to the exercise of the Put (the "Put Closing") shall take place at the law offices of Morris, Manning & Martin, L.L.P., 3343 Peachtree Road, N.E., Suite 1600, Atlanta, Georgia 30326 at 10:00 a.m., Eastern time, on the date determined as follows: (i) if the transaction is subject to any prior regulatory approval, then the Put Closing shall take place on the tenth (10th) day following the receipt of such regulatory approval; (ii) if the transaction is not subject to regulatory approval, the Put Closing shall take place on the twentieth (20th) day after the Put Notice Date; (iii) if the transaction is occurring pursuant to Section 1(B) above, notwithstanding any other provision hereof the Put Closing shall occur concurrently with, and shall be deemed to have occurred immediately prior to the closing or effectiveness of, the transaction or event that caused Powertel to acquire greater than 50% of the outstanding voting power of the Company; (iv) if the date of the Put Closing falls on a weekend or on a federal holiday, the Put Closing shall take place on the next regular business day; and (v) the Put Closing may take place at such other place and time as Sonera and Powertel agree: provided, however, that if a Covenant Condition (as defined in Section 5) exists as of the Put Notice Date, the Put Closing shall take place no earlier than the one hundredth (100th) day after the Put Notice Date (the "Covenant Requirement") unless Powertel elects to waive the Covenant Requirement and to cause the Put Closing to occur in accordance with the other provisions of this Section 1(E).

         SECTION 2. RIGHT OF FIRST OFFER.

         A. Except as set forth in Section 1 above or as permitted pursuant to Section 16 hereof, Sonera will not offer to sell, assign, transfer, convey or otherwise dispose of (any such transaction being a "transfer") any of the Subject Stock to any party, or entertain any offer to transfer any of the Subject Stock from any party, except in accordance with the provisions of this
Section 2.

         B. In the event that Sonera desires to transfer any Subject Stock to any party, or to entertain any offer to transfer any Subject Stock to any party, Sonera shall first provide to Powertel written notice thereof (the "First Offer Notice"), which notice shall offer Powertel the exclusive right to purchase the Subject Stock on the terms and conditions as set forth herein (the "First Offer"). For the purposes hereof, the effective date of the First Offer Notice shall be known as the "First Offer Notice Date."

         C. In the event that Sonera provides Powertel the First Offer Notice, the Parties shall thereafter proceed to determine the purchase price for the Subject Stock under the First Offer as set forth herein. Such purchase price for the Subject Stock shall be equal to the product derived by multiplying (a) the fair market value of the Company as of the First Offer Notice Date (the "Fair Market Value") determined as set forth below by (b) the percentage of the Company (determined by the Company's accountants on a fully-diluted basis) represented by the Subject Stock. In the event of Powertel's acceptance of the offer set forth hereunder, Powertel will, at the


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First Offer Closing (as defined in Section 2(F) hereof), pay the purchase price for the Subject Stock in shares of Powertel common stock (the number of shares of which shall be computed by dividing (a) the purchase price by (b) the average closing price of a single share of the Powertel common stock traded on the NASDAQ National Market or other major securities exchange for the ten (10) trading days prior to the day immediately preceding the date of the First Offer Closing).

         D. The process for determination of the Fair Market Value as referenced in Section 2(C) shall be as follows:

(i) In the First Offer Exercise Notice, Sonera shall set forth its good faith estimate of the Fair Market Value. In the event that Powertel provides written notice to Sonera no later than ten (10) days after the First Offer Notice Date of its agreement to Sonera's estimate of the Fair Market Value ("Powertel FMV Acceptance Notice"), such determination of the Fair Market Value shall be final and binding on the Parties as the Fair Market Value for the purposes hereof.

(ii) In the event that (a) Powertel provides written notice to Sonera no later than ten (10) days after the First Offer Notice Date of its rejection of Sonera's estimate of the Fair Market Value or (b) Powertel fails to provide any notice to Sonera within ten (10) days after the First Offer Notice Date with regard to Sonera's estimate of the Fair Market Value, the Parties shall use commercially reasonable efforts to appoint within twenty (20) days after the First Offer Notice Date a mutually acceptable appraiser (the "Joint Appraiser") for the purpose of determining the Fair Market Value. In the event of such appointment, the Joint Appraiser shall determine the Fair Market Value and submit a written report setting forth the Fair Market Value as determined by such appraiser, the methodologies for valuation employed by such appraiser, all information pertinent to the determination of the Fair Market Value with regard to each such methodology and the relative weights afforded to each such methodology by such appraiser (a "FMV Report") to each of the Parties no later than fifty (50) days after the First Offer Notice Date. All costs and expenses of such appraisal shall be borne equally by the Parties. The Joint Appraiser's determination of Fair Market Value shall be final and binding on the Parties as the Fair Market Value for the purposes hereof.

(iii)    If the Parties are unable to agree on a Joint Appraiser within twenty
         (20) days after the First Offer Notice Date, each of the Parties shall independently appoint, within thirty (30) days after the First Offer Notice Date, an appraiser (the "Independent Appraisers") for the purpose of determining the Fair Market Value. Each Independent Appraiser shall determine the Fair Market Value and submit a FMV Report to each of the Parties no later than sixty (60) days after the First Offer Notice Date. All costs and expenses for each such appraisal shall be borne by the party on behalf of which the appraisal is being performed. In the event that the Independent Appraisers' determinations of the Fair Market Value are equal, such determination of the Fair Market Value shall be final and binding on the Parties as the Fair Market Value for the purposes hereof. In the event that


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         the Independent Appraisers' determinations of the Fair Market Value differ such that the greater exceeds the lesser by no more than ten percent (10%) of the lesser, the average of the two determinations shall be final and binding on the Parties as the Fair Market Value for the purposes hereof. In the event that either of the Independent Appraisers fails to make a determination of the Fair Market Value and to submit a FMV Report no later than sixty (60) days after the First Offer Notice Date, the determination of the Fair Market Value by the other of the Independent Appraisers shall be final and binding on the Parties as the Fair Market Value for the purpose hereof.

(iv) In the event that the Independent Appraisers' determinations of the Fair Market Value differ such that the greater exceeds the lesser by more than ten percent (10%) of the lesser, then the Independent Appraisers shall jointly appoint no later than seventy (70) days after the First Offer Notice Date an additional appraiser (the "Additional Appraiser") for the purpose of determining the Fair Market Value. The Additional Appraiser shall determine the Fair Market Value and submit a FMV Report no later than one hundred (100) days after the First Offer Notice Date. In the event that the Independent Appraisers fail to jointly appoint the Additional Appraiser no later than seventy (70) days after the First Offer Notice Date, either of the Parties may initiate an arbitration proceeding with the American Arbitration Association in Atlanta, Georgia for the purpose of appointing a replacement for the Additional Appraiser. The appointment of such replacement for the Additional Appraiser (who, for the purposes of the remainder of this Section 2(D)(iv), shall also be known as the "Additional Appraiser") and the determination of the Fair Market Value and the submission of a FMV Report to each of the Parties by such appraiser shall occur as promptly as reasonably practicable. All costs and expenses for the appraisal performed by the Additional Appraiser shall be borne equally by the Parties. In the event that the Additional Appraiser's determination of the Fair Market Value is no more than ten percent (10%) greater than or no more than ten percent (10%) less than each of the Independent Appraisers' determinations of the Fair Market Value, the average of the three determinations shall be final and binding on the Parties as the Fair Market Value for the purposes hereof. In the event that the Additional Appraiser's determination of the Fair Market Value is no more than ten percent (10%) greater than or no more than ten percent (10%) less than one of the Independent Appraisers' determinations of the Fair Market Value and is more than ten percent (10%) greater than or more than ten percent (10%) less than the other of the Independent Appraisers' determinations of the Fair Market Value (the "Non-Conforming Appraisal"), the Non-Conforming Appraisal shall be discarded, and the average of the remaining determinations shall be final and binding on the Parties as the Fair Market Value for the purposes hereof. In the event that the Additional Appraiser's determination of the Fair Market Value is more than ten percent (10%) greater than or more than ten percent (10%) less than each of the Independent Appraisers' determinations of the Fair Market Value, the Additional Appraiser's determination of the Fair Market Value shall be final and binding on the Parties as the Fair Market Value for the purposes hereof. In comparing the Independent Appraiser determinations to those of the Additional Appraiser, the Independent Appraiser determination shall be the base for calculation of the applicable percentages.


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(v)      Any appraiser appointed hereunder shall be a member of a nationally recognized business appraisal organization and shall have experience in valuing telecommunications enterprises. In determining the Fair Market Value, any appraiser appointed hereunder shall determine the value of the Company as a whole and shall not apply any valuation premiums or discounts to the value of the Shares (such as for minority interest, control or lack of marketability). At any time prior to final determination of the Fair Market Value as set forth hereunder, each of the Parties shall be entitled to submit to any appraiser (and, if such right is exercised, shall also submit to the other of the Parties) any information related to the valuation of the Company that such Party considers relevant, and such information shall be accorded the weight that such appraiser deems appropriate. Each of the Parties shall have an opportunity to comment on all information provided to any appraiser by the other of the Parties.

         E. In the event of the determination of the Fair Market Value pursuant to Section 2(D)(i), Powertel shall set forth in the Powertel FMV Acceptance Notice its acceptance or rejection of the First Offer based on such determination of the Fair Market Value. In the event of determination of the Fair Market Value pursuant to Sections 2(D)(ii)-(v), Powertel shall, within fifteen (15) days after the effective date of the submission of the FMV Report applicable to such final determination of the Fair Market Value, provide written notice of its acceptance or rejection of the First Offer based on such determination of the Fair Market Value ("Powertel Offer Notice"). Any failure by Powertel to deliver timely notice under this Section 2(E) shall be deemed to be a rejection of the First Offer.

         F. In the event of Powertel's acceptance of the First Offer as set forth herein, the closing of the purchase of the Shares pursuant to the First Offer (the "First Offer Closing") shall take place at the offices of Morris, Manning & Martin, L.L.P., 3343 Peachtree Road, N.E., Suite 1600, Atlanta, Georgia 30326 at 10:00 a.m. Eastern time, on the twentieth (20th) day after (i) in the event of determination of the Fair Market Value pursuant to
Section 2(D)(i), the effective date of the Powertel FMV Acceptance Notice or
(ii) in the event of determination of the Fair Market Value pursuant to Sections 2(D)(ii)-(v), the effective date of the Powertel Offer Notice; provided, however, that (i) if the transaction is subject to any prior regulatory approval, then the First Offer Closing shall take place at 10:00 a.m., Eastern time, on the tenth (10th) day following the receipt of such regulatory approval,
(ii) if the date of the First Offer Closing falls on a weekend or on a federal holiday, the First Offer Closing shall take place on the next regular business day, and (iii) the First Offer Closing may take place at such other place and time as Sonera and Powertel agree: provided, however, that if a Covenant Condition (as defined in Section 5) exists, then the First Offer Closing shall take place no earlier than the one hundredth (100th) day after the First Offer Notice Date (the "Covenant Requirement"), unless Powertel elects to waive the Covenant Requirement and to cause the First Offer Closing to occur in accordance with the other provisions of this Section 2(F).

         G. In the event that Powertel fails or refuses to timely accept the First Offer set forth herein, Sonera shall thereafter be entitled to transfer all of the Subject Stock to any party making


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a bona fide offer therefor provided that the transaction by which Sonera shall transfer any of the Subject Stock shall have been fully consummated no later than one hundred fifty (150) days after the date of such failure or refusal. In the event that Sonera shall fail timely to fully consummate the transfer of any of the Subject Stock to such third party within the time required herein, Sonera's right to transfer the Subject Stock to such party shall be void, and the transfer of any of the Subject Stock shall again be subject to the right of First Offer granted in this Section 2.

         SECTION 3. REGISTRATION RIGHTS. The Powertel Put Shares (or, if applicable, the Successor Stock) shall be considered "Securities" under that certain "Annex II - Registration Rights" that is an annex to the Stock Purchase Agreement between InterCel, Inc. and Ericsson Inc. dated as of March 4, 1996, pursuant to which the shares of Powertel's Series A Convertible Preferred Stock that are currently held by Sonera were originally purchased, and Sonera shall be accorded all registration and other rights set forth in such Annex II with respect to the Powertel Put Shares. In addition, in the event that Sonera transfers its rights hereunder to an Affiliate (as defined in Section 15) of Sonera as set forth in Section 15, Sonera's registration and other rights set forth in such Annex II with respect to the Powertel Put Shares will likewise be assigned to such Affiliate of Sonera.

         SECTION 4. REPRESENTATIONS AT CLOSING. At the closing of any purchase of any Shares contemplated herein, all of such Shares being transferred to Powertel and any common stock of Powertel being transferred to Sonera shall be issued, sold, transferred or assigned free and clear of any and all liens, claims or encumbrances. Each of Powertel and Sonera shall provide to the other party to the transaction the following representations and warranties, as applicable to such party:

          (a) the transferor has all requisite organizational power and authority to issue, sell, transfer or assign the respective stock being so transferred, and all corporate action necessary to approve the issuance, sale, transfer or assignment of the respective stock being so transferred has been taken;

          (b) the transferor has clear and marketable title to the respective stock being so transferred, free from any and all liens, claims or encumbrances, and there are no outstanding contracts, options, other rights to purchase or acquire or other restrictions applicable to the respective stock being so transferred;

          (c) the transferor is under no obligation to obtain any prior approval of any third party or governmental agency, including without limitation, the Federal Communications Commission (the "FCC"), the Federal Trade Commission or the United States Department of Justice, for the lawful transfer of the respective stock, except for such approvals as will be obtained prior to the completion of such transfer;

          (d) the respective stock being so transferred is duly authorized, validly issued, fully paid and non-assessable, and the respective stock will be issued, sold, transferred or assigned by the transferor in conformity with all applicable laws, including any


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          federal and state securities laws applicable to the transferor
          (assuming the accuracy of any representations made by the acquiror with regard thereto);

          (e) the acquiror is acquiring the respective stock for the acquiror's own account solely for the purpose of investment, and the acquiror is an "accredited investor" within the meaning of Rule 501 the Securities Act of 1933.

         SECTION 5. COVENANT CONDITIONS. The parties acknowledge that as a result of the proposed purchase of any of the Shares by Powertel as contemplated herein the Company may suffer an Adverse FCC Consequence, as that term is defined in the Certificate of Incorporation of the Company, which may cause certain indebtedness of the Company to become due and payable, and in connection therewith Powertel may deem it necessary or advisable to make an investment in the Company in order to allow the repayment or refinancing of such indebtedness. The Parties further acknowledge that, in connection with any investment referenced in the preceding sentence and in connection with the purchase of the Shares, Powertel may deem it necessary to raise additional capital through the sale of its equity securities (an "Equity Financing") in order to maintain compliance with certain of Powertel's debt covenants (a "Covenant Condition"). The Parties agree that if following the delivery of a Put Exercise Notice or a First Offer Notice, as the case may be, Powertel determines in its discretion that Covenant Condition exists, and if, at the time of either such notice, Powertel had not already commenced a financing transaction that would remedy such Covenant Condition prior to the effective date of the Put Exercise Notice or the First Offer Notice, as the case may be, Powertel and Sonera shall negotiate in good faith for a minimum of twenty (20) days with respect to the purchase and sale of such equity securities as shall be deemed necessary by Powertel to remedy such Covenant Condition. If Sonera makes a written and legally binding cash offer to purchase Powertel equity securities at a specified price during such negotiation period, and if such offer is not accepted by Powertel, Powertel shall not engage in an Equity Financing in order to satisfy the Covenant Condition if the price at which equity securities will be sold to a third party in such financing is less than 102% of Sonera's offered price unless
(a) the price when taken together with the non-price terms of such financing are more favorable to Powertel than those offered by Sonera or (b) Powertel again offers such securities to Sonera and Sonera declines such offer.

         SECTION 6. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all agreements, oral or written, previously made between the parties hereto relating to the subject matter hereof; there are no other understandings or agreements between the parties concerning the subject matter hereof.

         SECTION 7. TERM AND TERMINATION. This Agreement shall terminate without any further obligation of any Party upon the earlier to occur of: (i) the termination of the Stock Purchase Agreement pursuant to which the Shares are to be purchased, if such Agreement is terminated prior to the sale of the Shares thereunder; (ii) the mutual agreement of the Parties to terminate this Agreement; or (iii) March 31, 2001, if Sonera has not purchased the Shares by such date.


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         SECTION 8. AMENDMENTS. This Agreement may not be altered, modified or amended except by a writing signed by each of the Parties hereto.

         SECTION 9. FURTHER ASSURANCES. Each of the Parties hereto agrees to execute, acknowledge, deliver, file, record and publish certificates, instruments, agreements and documents, and to take all action which may be required by law or may be deemed by the Parties, in the exercise of their reasonable good faith discretion, to be reasonably necessary in furtherance of the purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

         SECTION 10. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or (c) three (3) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Parties hereto at the respective addresses set forth below, or as notified by such Party from time to time at least ten (10) days prior to the effectiveness of such notice:

         If to Powertel:

         Jill F. Dorsey, Esq.
         Vice President and General Counsel
         Powertel, Inc.
         1239 O.G. Skinner Drive
         West Point, Georgia  31833
         Facsimile:  (706) 645-9532

         With a copy to (which shall not constitute notice):

         James Walker, Esq.
         Morris, Manning & Martin, LLP
         1600 Atlanta Financial Center
         3343 Peachtree Road, N.E.
         Atlanta, GA  30326
         Facsimile:  (404) 365-9532

         If to Sonera:


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

         Maire Laitinen
         Sonera Corporation
         Teollisuuskatu 15
         FIN - 00051 - Sonera
         Helsinki, Finland
         Facsimile:  011 358 2040 3414

         with a copy to (which shall not constitute notice):

         Richard M. Stolbach, Esq.
         Patton Boggs LLP
         2550 M Street, NW
         Washington, DC  20037-1350
         Facsimile: (202) 457-6315

         SECTION 11. GOVERNING LAW. This Agreement shall be governed by, interpreted under and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. Except in respect to an action commenced by a third party in another jurisdiction, Powertel and Sonera agree that any legal suit, action or proceeding arising out of or relating to this Agreement must be instituted in a state or federal court in the State of Delaware, if there is any such court which has and will exercise its jurisdiction in any such matter, and they hereby irrevocably subject to the jurisdiction of any such court and agree not to assert therein any objection based on venue or the inconvenience of such forum.

         SECTION 12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may be executed and delivered by facsimile.

         SECTION 13. NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 14. EXPENSES. Except as otherwise provided, all costs and expenses, including, but not limited to, fees and disbursements of counsel, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         SECTION 15. SPECIFIC PERFORMANCE. Notwithstanding anything to the contrary herein, if any Party to this Agreement fails to perform any of its obligations hereunder, in addition to any other remedies that may be available to the non-breaching Party, the non-breaching Party may pursue any remedies that it has available in equity, including the remedy of


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specific performance, which shall specifically include the right to compel the breaching Party to consummate the transactions contemplated hereunder in accordance with the terms of this Agreement.

         SECTION 16. ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Powertel and Sonera (which consent may be granted or withheld in the sole discretion of Powertel or Sonera), except that Sonera may assign this Agreement to an Affiliate (as defined below) of Sonera by notice thereof to Powertel, and Powertel may assign its obligations hereunder to an acquiror of Powertel in a Change of Control Transaction pursuant to Section 1(D) hereof. "Affiliate" means, with respect to Sonera, any corporation or other business entity which directly or indirectly through stock ownership or other arrangement Controls, is Controlled by or is under common Control with such Party. "Control" means the power to vote, or direct the vote of, more than 50% of the voting securities of a corporation or other business entity.


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

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

                                 POWERTEL, INC.


                                 By:      /s/ Allen Smith
                                    --------------------------------------------

                                 Name:      Allen E. Smith
                                      ------------------------------------------

                                 Title:     Chief Executive Officer
                                       -----------------------------------------


                                 SONERA HOLDING B.V.


                                 By:      /s/ Olli Tuohimaa
                                    --------------------------------------------

                                 Name:    OLLI TUOHIMAA
                                      ------------------------------------------

                                 Title:   ATTORNEY IN FACT
                                       -----------------------------------------







[Signature page for Put Agreement between Powertel, Inc. and Sonera Holding
B.V.]


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